Exhibit 23.1

Consent of Independent Registered Public

Accounting Firm

We have issued our report dated February 25, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report of Impax Laboratories, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement of Impax Laboratories, Inc. and Subsidiaries on Form S-8 (File No. 333-158259 effective March 27, 2009 and File No. 333-168584 effective August 6, 2010).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 28, 2012